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                             HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants
               American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants

July 31, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.,  20549

Re:  Front Porch Digital Inc.
(Formerly Empire Communications Corporation)
Commission File No. 333-16031

Gentlemen:

We were previously the independent accountants for the Company and on March 27, 2000 we reported on the financial statements of the Company for the fiscal years ended December 31, 1999 and 1998, and from inception on April 27, 1995 through December 31, 1999.

We have read Item 4 of the Current Report on Form 8-K of Front Porch Digital Inc. (formerly Empire Communications Corporation) dated July 1, 2000, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/s/ HJ & Associates, L.L.C.
---------------------------
HJ & Associates, L.L.C.
(Formerly Jones, Jensen & Company)
Certified Public Accountants